UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
December 10, 2014

HF FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-19972	46-0418532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue Sioux Falls, SD (Address of principal executive offices)	57104 (Zip Code)

(605) 333-7556
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.
On December 10, 2014, HF Financial Corp. (the “Company”) and Jacobs Asset Management, L.L.C. (“JAM”), its largest shareholder, entered into an amendment to extend the term of the confidentiality agreement between the parties dated July 30, 2012 and amended on January 31, 2013 and December 17, 2013 (the “Confidentiality Agreement”). Under the Confidentiality Agreement, the Company agreed to provide JAM access to certain non-public, confidential or proprietary information about the Company and receive and consider JAM’s input on the financial services industry, market conditions and trends and the Company’s operational performance, opportunities and direction.
The Confidentiality Agreement and the amendments thereto are attached or referenced hereto as Exhibits 99.1-99.4 and are incorporated by reference herein.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits:
99.1    Confidentiality Agreement between the Company and Jacobs Asset Management, L.L.C., dated July 30, 2012 (incorporated by reference to the Company’s Current Report on Form 8-K dated July 30, 2012 and filed with the SEC on July 31, 2012, file no. 003-44383).
99.2     Amendment to Confidentiality Agreement between the Company and Jacobs Asset Management, L.L.C., dated January 31, 2013 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 31, 2013, file no. 003-44383).
99.3    Amendment No. 2 to Confidentiality Agreement between the Company and Jacobs Asset Management, L.L.C., dated December 17, 2013 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 17, 2013, file no. 003-44383).
99.4    Amendment No. 3 to Confidentiality Agreement between the Company and Jacobs Asset Management, L.L.C., dated December 10, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF Financial Corp. (Registrant)
Date: December 11, 2014	By: /s/ Stephen M. Bianchi Stephen M. Bianchi, President and Chief Executive Officer (Duly Authorized Officer)
Date: December 11, 2014	By: /s/ Brent R. Olthoff Brent R. Olthoff, Senior Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)